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                                                                   Exhibit 10.43

Standard Commercial Lease Agreement
1986

                           COMMERCIAL LEASE AGREEMENT

THIS Lease AGREEMENT is entered into by:

     1. LANDLORD: Valley View Tech, Inc. ("Landlord").
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     2. TENANT: Monitronics International, Inc. ("Tenant").
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     3. LEASED PREMISES: In consideration of the rents, terms and covenants of this Lease Agreement (the "Lease"), Landlord hereby leases to Tenant certain premises (the "Leased Premises") containing approximately 11,830 square feet
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within the building or project known as Valley View Tech Center 1, and located
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at 2300 Valley View Lane, Suite 300 on a certain tract of land in Farmers
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Branch, Dallas County, Texas. Such land (which is described in the attached
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Exhibit A), together with the building(s), landscaping, parking and driveway areas, sidewalks, and other improvements thereon shall be referred to in this Lease as the "Project". In the case of a multi-building Project, the word "Building" shall refer to the particular building in which the Leased Premises are located and the tract of land upon which such building is located. In the case of a single building Project the term "Building" as used herein shall be synonymous with the term "Project". If the Leased Premises encompass an entire building, then the term "Leased Premises" shall be synonymous with "Building". A fuller description of the Leased Premises, including a floor plan thereof, is contained in Exhibit B to be attached.

     4. TERM:

          (a) The term of this Lease shall be Sixty (60) months commencing on
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May 1, 1999 (the "Commencement Date") and terminating on the last day of April
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2004 (the "Termination Date"). The Commencement Date may be subject to change,
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however, pursuant to Subparagraphs (b) and (c) below. However, any such change in the Commencement Date shall have no effect upon the Termination Date.

          (b) Tenant acknowledges that it has inspected and accepts the Leased Premises in their present condition as suitable for Tenant's purposes. If this Lease is executed before the Leased Premises become vacant or otherwise available for occupancy, or if any present tenant or occupant of the Leased Premises holds over and Landlord cannot acquire possession of the Leased Premises prior to the Commencement Date stated above, Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall then be the Commencement Date of the Lease term.

          (c) (Intentionally Deleted)

          (d) Tenant acknowledges that no representations or promises regarding repairs, alterations, remodeling, or improvements to the Leased Premises have been made by Landlord, its agents, employees, or other representatives, unless such are expressly set forth in this Lease, and that Tenant is solely responsible for applying for and obtaining a certificate of occupancy for the Leased Premises. Tenant agrees that if its occupancy of the Leased Premises is delayed under the circumstances described in Subparagraph (b) or (c) above, this Lease shall nonetheless continue in full force and effect. However, any rental amounts applicable to such period of delay shall be abated and such abatement shall constitute full settlement of all claims by Tenant against Landlord by reason of any such delay in possession of the Leased Premises. Tenant's taking possession of the Leased Premises shall conclusively establish that the improvements, if any, to be made by Landlord under the terms of this Lease, have been completed in accordance with the plans and specifications therefor and that the Leased Premises are in good and satisfactory condition as of the date of Tenant's possession, unless Tenant notifies Landlord in writing specifying any defects within ten (10) days after taking possession. Landlord shall use reasonable diligence to repair promptly such items but Tenant shall have no claim for damages or rebate or abatement of rent by reason thereof. After the Commencement Date and upon completion of any necessary repairs as provided above, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of the Leased Premises and acknowledgment of the date of the Commencement Date.

     5. BASE RENT AND SECURITY DEPOSIT:

          (a) Tenant agrees to pay to Landlord as rent the sum of Five Hundred
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Twenty Nine Thousand Three Hundred Eighty and 00/100 dollars ($529,380,00)
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subject to adjustment for early or delayed occupancy under the terms hereof.
Such rent shall be payable in monthly amounts of Eight Thousand Eight Hundred
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Twenty Three and 00/100 Dollars ($8,823,00) each, in advance, without demand
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deduction or offset (sometimes referred to in this Lease as the "Base Rent" or
"Base Rental"). Such rental amounts shall be due and payable to Landlord in lawful money of the United States of America at the address shown below. An amount equal to one monthly Base Rental payment shall be due and payable on the date Tenant executes this Lease and such amount shall be applied to the rent due for the first complete calendar month occurring after the Commencement Date, provided that if the Commencement Date should be a date other than the first day of a calendar month the rent for such partial month shall be prorated. All succeeding installments of rent shall be due and payable on or before the first day of each succeeding calendar month during the Lease term. The amount of the Base Rent shall be adjusted as provided in Paragraph 6 below.

          (b) On the date Tenant executes this Lease there shall be due and payable by Tenant a security deposit in an amount equal to one monthly Base Rental installment. Such deposit shall be held by Landlord (without any obligation to pay interest thereon or segregate such monies from Landlord's general funds) as security for the performance of Tenant's obligations under this Lease. Tenant agrees to increase such security deposit from time to time so that it is at all times equal to one monthly Base Rental installment, as adjusted pursuant to Paragraph 6(a) below. Tenant shall deposit cash with Landlord in an amount sufficient so to increase the

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security deposit within five (5) days after written demand by Landlord. It is expressly understood that the security deposit is not an advance payment of rental or a measure of Landlord's damages in the event of Tenant's default under this Lease. Upon the occurrence of any event of default by Tenant or breach by Tenant of its covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use, apply, or retain all or part of the security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant default or breach, or to compensate Landlord for any damage, injury, expense or liability caused to Landlord by such default or breach. If any portion of the security deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to the amount required by this Paragraph. Tenant's failure to do so shall be a default under this Lease. The balance of the security deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations have been fulfilled.

          (c) Other remedies for nonpayment of Rent notwithstanding, if the monthly Base Rental payment is not received by Landlord on or before the tenth
(10th) day of the month for which such rent is due, or if any other payment due Landlord by Tenant hereunder (such sums being deemed to be additional Rent) is not received by Landlord on or before the tenth (10th) day of the month next following the month in which Tenant was invoiced, a service charge of five percent (5%) of such past due amount shall be additionally due and payable by Tenant. Such service charge shall be cumulative of any other remedies Landlord may have for nonpayment of Rent and other sums payable under this Lease.

          (d) If three (3) consecutive monthly Rental payments or any five (5) monthly Rental payments during the Lease term (or any renewal or extension thereof) are not received by Landlord on or before the tenth (10th) day of the month for which such Rent was due, the Base Rent hereunder shall automatically become due and payable by Tenant in advance in quarterly installments equal to three (3) months' Base Rent each. The first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding calendar month and on the first day of every third (3rd) calendar month thereafter. This remedy shall be cumulative of any other remedies of Landlord under this Lease for nonpayment of Rent.

     6. ADDITIONAL RENT:

          (a) Taxes, Insurance and Common Area Maintenance

               (1) In the event the "Tax, Insurance and Common Area Maintenance Expenses" (as defined below) of the Building shall in any calendar year during the term of this Lease exceed the sum of $Base Year 1999 per square foot, then
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with respect to such excess (the "Tax, Insurance and Common Area Maintenance
Differential"), Tenant agrees to pay as additional rental Tenant's pro rata share of the Tax, Insurance and Common Area Maintenance Differential within ten
(10) days following receipt of an invoice from Landlord stating the amount due. The pro rata share to be paid by Tenant is Twenty and Forty Seven Hundredths
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percent (20.47%) subject, however, to adjustment for any expansion of the Leased
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Premises. In the case of a multi-building Project, if such Tax, Insurance and
Common Area Maintenance Expenses are not separately assessed to the Building but are assessed against the Project as a whole, Landlord shall determine the portion of such Tax, Insurance and Common Area Maintenance Expenses allocable to the Building in which the Leased Premises are located.

               (2) At or prior to the commencement of this Lease and at any time during the Lease term, Landlord may deliver to Tenant a written estimate of any additional rent applicable to the Leased Premises (based on the pro rata share stated above) which may be anticipated for excess Tax, Insurance and Common
Area Maintenance Expenses during the calendar year in which this Lease commences or for any succeeding calendar year, as the case may be. Based upon such written estimate, the monthly Base Rental shall be increased by one-twelfth (1/12) of the estimated additional rent.

               (3) Statements showing the actual Tax and Insurance Expenses
(as well as the actual Common Area Maintenance Expenses, as defined in Paragraph 6(b) below) and Tenant's proportionate share thereof (hereinafter referred to as the "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant after any calendar year in which additional rental was paid or due by Tenant. Within ten (10) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay Landlord the amount of any additional rental shown on such statement as being due and unpaid. If such Statement of Actual Adjustment shows that Tenant has paid more than the amount of additional rental actually due from Tenant for the preceding calendar year and if Tenant is not then in default under this Lease, Landlord shall credit the amount of such excess to the next Base Rental installment due from Tenant.

               (4) "Tax and Insurance Expenses" shall mean: (i) all ad valorem, rental, sales, use, and other taxes (other than Landlord's income taxes), special assessments, and other governmental charges, and all assessments due to deed restrictions and/or owner's associations which accrue against the Building during the term of this Lease; and (ii) all insurance premiums paid by Landlord with respect to the Building including, without limitation, public liability, casualty, rental, and property damage insurance.

          (b) Common Area Maintenance

               (1) "Common Area Maintenance Expenses" shall mean all expenses (other than the Tax and Insurance Expenses described above) incurred by Landlord for the maintenance, repair, and operation of the Building, (excluding only structural soundness of the roof, foundation and exterior walls) including, but not limited to, management fees, utility expenses (if not separately metered), maintenance and repair costs, sewer, landscaping, trash and security costs (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining, repairing, and operating the Building, including without limitation common areas and parking areas and roof, exterior wall and foundation work that is not related to structural soundness.

               (2) The term "Common Area Maintenance Expenses" does not include the cost of any capital improvement to the Building other than the reasonably amortized cost of capital improvements which result in the reduction of Insurance Expenses or Common Area Maintenance Expenses. Further, the term "Common Area Maintenance Expenses" shall not include repair, restoration or other work occasioned by fire, windstorm or other casualty with respect to which Landlord actually receives insurance proceeds, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of building superintendent, or depreciation allowance or expense.

          (c) If the Commencement Date of this Lease is a day other than the first day of a month, or if the Termination Date is a day other than the last day of a month, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the ratio that the number of days this Lease was in effect during such month bears to the actual number of days in said month.

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          (d) The failure of Landlord to exercise its rights hereunder to estimate expenses and require payment of same as additional rental shall not constitute a waiver of such rights which rights may be exercised from time to time at Landlord's discretion.

          (e) If the nature of Tenant's business or use of the Leased Premises is such that additional costs are incurred by Landlord for cleaning, sanitation, trash collection or disposal services, Tenant agrees to pay as additional rental to Landlord the amount of such additional costs upon demand.

     7. TENANT REPAIRS AND MAINTENANCE:

          (a) Tenant shall maintain all parts of the Leased Premises and their appurtenances (except those for which Landlord is expressly responsible under this Lease) in good, clean and sanitary condition at its own expense. Tenant shall promptly make all necessary repairs and replacements to the Leased Premises, including but not limited to, electric light lamps or tubes, windows, glass and plate glass, interior and exterior doors, any special office entry, interior walls and finish work, floors and floor coverings, (Intentionally Deleted) heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures other than common building sewage lines. Tenant shall be obligated to repair wind damage to glass caused by events other than hurricanes or tornadoes. Otherwise, however, Tenant shall not be obligated to repair any damage caused by fire, hurricane, tornado or other casualty covered by the insurance maintained by Landlord.

          (b) Tenant shall not damage or disturb the integrity, structural soundness, or support of any wall, roof, or foundation of the Leased Premises. Any damage to these walls caused by Tenant or its employees, agents or invitees shall be promptly repaired by Tenant at its sole cost and expense.

          (c) Landlord shall have the right to coordinate any repairs and other maintenance of any rail tracks serving or to serve the Project, and if Tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time upon demand for a share of the cost of such repairs and maintenance and any other sums specified in any agreement to which Landlord is a party respecting such tracks. Tenant's share of such costs shall be additional rent and shall reflect a proration based on the ratio that the space contained in the Leased Premises bears to the entire space occupied by rail users in the Project.

          (d) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises. If Tenant fails to enter into such service contract as required, Landlord shall have the right to do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense of same upon demand.

          (e) Tenant shall pay all charges for pest control and extermination within the Leased Premises.

          (f) At the termination of this Lease, Tenant shall deliver the Leased Premises "broom clean" to Landlord in the same good order and condition as existed at the Commencement Date of this Lease, ordinary wear, natural deterioration beyond the control of Tenant, damage by fire, tornado or other casualty excepted.

          (g) Not in limitation on the foregoing, it is expressly understood that Tenant shall repair and pay for all damage caused by the negligence of Tenant, Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. All requests for repairs or maintenance that are the responsibility of Landlord under this Lease must be made in writing to Landlord at the address set forth below.

     8. LANDLORD'S REPAIRS: Landlord shall be responsible, at its expense, only for the structural soundness of the roof, foundation and exterior walls of the Building. Any repair to the roof, foundation or exterior walls occasioned by the act or omission of Tenant, or its agents, employees, guests or invitees shall be the responsibility of Tenant. The term "walls" as used in this Paragraph 8 shall not include windows, glass or plate glass, interior doors, special store fronts, office entries or exterior doors. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible at its expense under this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. As expenses included in Common Area Maintenance Expenses, Landlord will be responsible for landscaping and maintenance of common areas and parking areas, exterior painting, and common sewage line plumbing. Tenant shall immediately give Landlord written notice of defects or need for repairs, after which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord shall not be required to perform any covenant or obligation of this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by, or prevented by an act of God or force majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other similar cause not reasonably within the control of Landlord, and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

     9. UTILITY SERVICE: Tenant shall pay the cost of all utility services, including, but not limited to, initial connection charges and all charges for gas, water, and electricity used on the Leased Premises. If the Leased Premises are separately metered, Tenant shall pay such costs directly to the appropriate utility company. Otherwise, Tenant shall pay such costs pursuant to Paragraph 6(b) above. Tenant shall pay all costs caused by Tenant introducing excessive pollutants into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any pollutants or solids other than ordinary human waste. If Tenant can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, the Tenant shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices which may be required by the appropriate governmental subdivision for Tenant's use of the sanitary sewer system. Tenant shall also pay all surcharges (i.e. charges in excess of normal charges) levied due to Tenant's abnormal use of sanitary sewer or waste removal services so that no such surcharges shall affect Landlord or other tenants in the Project under Paragraph 6(b) above.

     10. SIGNS: No sign, door plaques, advertisement, or notice shall be displayed, painted or affixed by Tenant on any part of the Project or Building, parking facilities, or Leased Premises without prior written consent of Landlord, such consent not to be unreasonable withheld. The color, size,
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character, style, material, and placement shall be approved by Landlord, and subject to any applicable governmental laws, ordinances, regulations, project specifications, and other requirements. Sign on doors and entrances to the Leased Premises, if approved by Landlord, shall be placed thereon by a contractor approved by Landlord and paid for by Tenant. Tenant shall remove all such signs at the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Project and other improvements, and Tenant, at its sole expense, shall repair any injury or defacement, including, without limitation, any discoloration caused by such installation and/or removal.

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     11. USAGE: Tenant warrants and represents to Landlord that the Leased
Premises shall be used and occupied only for the purpose of general
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office/distribution and wholesale of security alarms and related products. Any
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change in the stated usage purposes or in the scope or extent of such usage as previously described to Landlord by Tenant shall be subject to the prior written approval of Landlord. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in a lawful and reputable way and as not to create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the project. Tenant shall not commit, or allow to be committed, any waste on the Leased Premises.

     12. INSURANCE:

          (a) Tenant shall not permit the Leased Premises to be used in any way which would, in the opinion of Landlord, be hazardous or which would in any way increase the cost of or render void the fire insurance on improvements or contents in the Project belonging to Landlord or other tenants. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage, or nature of Tenant's inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premiums paid by Landlord for the Building in which Tenant occupies space is caused by Tenant's use or occupancy of the Leased Premises; or if Tenant vacates the Leased Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

          (b) Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; and (iv) Tenant's Liability assumed under this Lease. The limits of such policy or policies shall be not less than one million dollars ($1,000,000) combined single limit coverage per occurrence for injury to persons (including death) and/or property damage or destruction, including loss of use. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipts for payment of premiums, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewal policies and evidence of the payment of renewal premiums shall be delivered to Landlord. All such original and renewal policies shall provide for at least thirty (30) days written notice to Landlord before such policy may be cancelled or changed to reduce insurance coverage provided thereby. Upon request of Landlord, Tenant further agrees to complete and return to Landlord an insurance questionnaire (such form to be provided by Landlord) regarding Tenant's insurance coverage and intended use of the Leased Premises. Tenant warrants and represents that all information contained in such questionnaire shall be true and correct as of the date thereof and shall be updated by Tenant from time to time upon Landlord's request.

     13. RELOCATION: Upon request by Landlord during the term of this Lease, Tenant agrees to relocate to other space in the Building and/or Project designated by Landlord, provided such other space is as large or larger than the Leased Premises and has at least the same number of windows. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstructing all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in its terms other than substitution of the new description of the Leased Premises for the original description set forth in Paragraph 3 of this Lease.

     14. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Tenant shall comply with all applicable laws, ordinances, orders, rules and regulations of state, federal, municipal, or other agencies or bodies relating to the use, condition and occupancy of, and business conducted on, the Leased Premises, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Act, and the rules, regulations and directives of the U.S. Environmental Protection Agency. Tenant shall also comply with the rules of the Project which may hereafter be adopted by Landlord. Landlord shall have the right at all times to change the rules and regulations of the Project or to amend them in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, and good order of the Project and Leased Premises. All rules and regulations of the Project and any changes or amendments thereto will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

     15. ASSIGNMENT AND SUBLETTING: The Tenant agrees not to assign, transfer, or mortgage this Lease or any right or interest therein, or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord. No assignment or subletting made with the consent of Landlord shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal (and not as a guarantor or surety) to the same extent as though no assignment or sublease had been made. Consent by Landlord to an assignment or sublease shall not be construed to be consent to any additional assignment or subletting. Each such successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant's request for consent to any such assignment or subletting. In the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of the Landlord at an annual Base Rental exceeding that stated herein, such excess shall be paid by Tenant to Landlord as additional rental hereunder within ten (10) days after receipt by Tenant. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord may, in addition to any other remedies provided by this Lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant. Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed, however, to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Notwithstanding the foregoing, it is expressly agreed that if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et esp. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     16. ALTERATIONS AND IMPROVEMENTS:

          (a) Tenant shall not make or perform, or permit the making or performance of, any initial or subsequent tenant finish work or any alterations, installations, decorations, improvements, additions or other physical changes in or about the Leased Premises (referred to collectively as "Alterations") without Landlord's prior consent. Landlord agrees not to withhold its consent unreasonably to any nonstructural Alterations proposed

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to be made by Tenant to adapt the Leased Premises for Tenant's business purposes. Notwithstanding the foregoing provisions or Landlord's consent to any Alterations, all Alterations shall be made and performed in conformity, with and subject to the following provisions: All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may from time to time reasonably designate. Alterations shall be made only by contractors or mechanics approved by Landlord, such approval not to be unreasonably withheld. No Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value of the Building. No alteration shall affect the outside appearance of the Building. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications. Prior to the commencement of each proposed Alteration. Tenant shall furnish to Landlord duplicate original policies of worker's compensation insurance covering all persons to be employed in connection with such Alterations, including those to be employed by all contractors and subcontractors and comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents, and any lessor under any ground or underlying lease, and any mortgagee of the Building shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration. If Landlord shall require Tenant to assure payment of all costs of such alterations, prior to commencement of any approved Alteration, Tenant shall cause to be issued and delivered to Landlord an irrevocable documentary letter of credit or payment bond in the full amount of the cost of the said approved Alterations issued by a substantial banking institution reasonably acceptable to Landlord payable in whole or in part, from time to time to the order of Landlord upon written demand accompanied by Landlord's certification that Tenant has defaulted with respect to the obligation secured thereby. The term of the letter of credit shall be from date of issuance through ninety (90) days after completion of construction of the approved Alterations. Tenant shall cause its contractor to provide Landlord with a certificate of completion of the Alterations and a bills paid affidavit and full lien waiver; and upon receipt of same, and no fewer then thirty-one (31) days following completion if Tenant is not in default hereunder. Landlord shall return the letter of credit to Tenant unused end endorsed for cancellation. Tenant shall, if requested by Landlord at the time of Landlord's consent to the Alterations, agree to restore the Leased Premises at the termination of this Lease to their condition prior to making such Alterations. All permits, approvals and certificates required by all governmental authorities shall be timely obtained by Tenant and submitted to Landlord. Notwithstanding Landlord's approval of plans and specifications for any Alterations, all Alterations shall be made and performed in full compliance with applicable laws, orders and regulations of Federal, State, County, and Municipal authorities and with all directions, pursuant to law, of all public officers, and with all applicable rules, orders, regulations and requirements of the Dallas Board of Fire Underwriters or any similar body. All alterations shall be made and performed in accordance with the Building rules. All materials and equipment to be incorporated in the Leased Premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. If such Alterations are being performed by Tenant in connection with Tenant's initial occupancy of the Leased Premises, Tenant agrees to make proper application for, and obtain, a certificate of occupancy from the city in which the Leased Premises are located. Tenant shall furnish such certificate to Landlord promptly after issuance of same.

          (b) Tenant shall not at any time prior to or during the term of this Lease, directly or indirectly employ or permit the employment of, any contractor, mechanic, or laborer in the Leased Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant, or other. In the event of any such interference or conflict. Tenant, upon demand of Landlord, shall cause all contractors, mechanics, or laborers causing such interference or conflict to leave the Building immediately.

          (c) All appurtenances, fixtures, improvements, and other property attached to or installed in the Leased Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions, and other property which have been installed at the sole expense of Tenant and which are removable without material damage to the Leased Premises shall be and remain the property of Tenant. At Landlord's option, Tenant shall remove any property belonging to Tenant at the end of the term hereof, and Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing any damage arising from such removal. Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

     17. CONDEMNATION:

          (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the then current use of the Leased Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

          (b) If a portion of the Leased Premises is taken as described above and this Lease is not terminated as provided in subparagraph (a) above, the Rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

          (c) In the event of such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive any sums separately awarded to each party by the condemning authority. In the event separate awards to Landlord and Tenant are not made, Landlord shall be entitled to receive any and all sums by the condemning authority.

     18. FIRE AND CASUALTY:

          (a) If the Building should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

          (b) If the Building should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of occurrence of such damage.

          (c) If the Building should be damaged by any peril covered by the insurance maintained by Landlord, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred eighty
(180) days after the date on which Landlord is notified by Tenant of such damage, this Lease shall not terminate and Landlord shall, to the extent of insurance proceeds received, then proceed with reasonable diligence to rebuild and repair the Building to substantially the same condition in which it existed prior to such damage. Landlord shall not be required, however, to rebuild, repair, or replace any part of the partitions, fixtures, additions, and other improvements which may have been placed in, on, or about the Lease

Premises by Tenant. If the Leased Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of such damage, Tenant may terminate this Lease by delivering written notice of termination to Landlord. Such termination shall be Tenant's exclusive remedy and all rights and obligations of the parties under this Lease shall then cease. Notwithstanding the foregoing provisions of this subparagraph (c), Tenant agrees that if the Leased Premises, the Building and/or Project are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant's agents, employees or invitees, Tenant shall have no option to terminate this Lease, even if the damage cannot be repaired within one hundred eighty (180) days, and the Rent shall not be abated or reduced before or during the repair period.

          (d) Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. All rights and obligations under this Lease shall then cease.

     19. CASUALTY INSURANCE: Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies. Landlord shall not be obligated, however, to insure any personal property (including, but not limited to any furniture machinery goods or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for by Tenant upon or within the Leased Premises or any improvements which Tenant may construct or install on the Leased Premises or any signs identifying Tenant's business located on the exterior of the Building.

     20. WAIVER OF SUBROGATION: To the extent that Landlord or Tenant receives casualty insurance proceeds, such recipient hereby waives and releases any and all rights, claims, demands and causes of action such recipient may have against the other on account of any loss or damage occasioned to such recipient or its businesses real and personal properties, the Leased Premises, the Building, the Project, or its contents arising from any risk or peril covered by any insurance policy carried by either party. Inasmuch as the above mutual waivers will preclude the assignment of any such claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to its respective insurance companies written notice of the terms of such mutual waivers and to have their respective insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers. This provision shall be cumulative of Paragraph 21 below.

     21. HOLD HARMLESS: Landlord shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises or the Project caused by the negligence or misconduct of Tenant, its agents, employees, invitees, or of any other persons entering upon the Leased Premises or the Project under express or implied invitation by Tenant. Tenant agrees to indemnify and hold Landlord harmless from any and all loss, attorney's fees, expenses, or claims arising out of any such damage or injury.

     22. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the required Rent and performing the covenants and agreements contained in this Lease, shall peaceably and quietly have, hold, and enjoy the Leased Premises during the full term of this Lease, including any extensions or renewals thereof.

     23. LANDLORD'S RIGHT OF ENTRY: Landlord shall have the right, at all reasonable hours, to enter the Leased Premises for the following reasons: inspection, cleaning or making repairs, making such alterations or additions as Landlord may deem necessary or desirable; installation of utility lines servicing the Leased Premises or any other space in the Building; determining Tenant's use of the Leased Premises, or for determining if any act of default under this Lease has occurred. Landlord shall give twenty-four (24) hours written notice to Tenant prior to such entry, except in cases of emergency when Landlord may enter the Leased Premises at any time and without prior notice. During the period that is six (6) months prior to the end of the Lease term, Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours, without notice, for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     24. ASSIGNMENT OF LANDLORD'S INTEREST IN LEASE: Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations with respect to the Project and premises that are the subject of this Lease, including Tenant's security deposit. In such event, Landlord shall be released from any further obligation under this Lease and Tenant agrees to look solely to Landlord's successor for the performance of such obligations.

     25. LANDLORD'S LIEN: In addition to any statutory lien for Rent in Landlord's favor. Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rentals and other sums of money becoming due under this Lease from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, and other personal property of Tenant situated on or arising from the Leased Premises. Such property shall not be removed without the consent of Landlord, which consent may be withheld by Landlord without cause so long as any of Tenant's duties or obligations hereunder have not been fully performed. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Texas Uniform Commercial Code, including without limitation the right to sell the property described in the Paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. The express contractual lien herein granted, is in addition and supplementary to any statutory lien for Rent. Landlord agrees to subordinate its
                                              ----------------------------------
lien hereunder to Tenant's primary Lender.
------------------------------------------

     26. DEFAULT BY TENANT: The following shall be events of default by Tenant under this Lease:

          (a) Tenant shall fail to pay when due any installment of Rent or other
payment required pursuant to      ;
                             -----

              Tenant shall abandon or vacate any substantial portion of the
          ---
Leased Premises, whether or not                 of the Rental payments due under
                                ------- -------
this Lease;

          (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the defaults listed in this paragraph 26, and the failure is not cured within ten (10) days after written notice thereof to Tenant;

          (d) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the National Bankruptcy Code, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

          (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises.

     27. REMEDIES FOR TENANT'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand;

          (a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises. Landlord shall not be liable for prosecution or any claim for damages as a result of such actions. Tenant agrees to pay on demand the amount of all losses, costs, expenses, deficiencies, and damages, including, without limitation, reconfiguration expenses, rental concessions and other inducements to new tenants, advertising expenses and broker's commissions, which Landlord may incur or suffer by reason of Tenant's default or the termination of the Lease under this subparagraph, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. Tenant acknowledges that its obligation to pay Base Rent and all additional Rent hereunder is not only compensation for use of the Leased Premises but also compensation for sums already expended and/or being expended by Landlord with respect to its obligations hereunder and with respect to the Leased Premises, and Tenant acknowledges that Tenant's default in timely payment of all sums due hereunder shall constitute significant financial loss to Landlord. Tenant further acknowledges that any failure to pay any sum due hereunder shall evidence Tenant's inability to meet its debts as they become due. In such event, in addition to Landlord's other remedies hereunder, Landlord shall be entitled to accelerate all Base Rental remaining unpaid hereunder, the entirety of which shall, at the option of Landlord be immediately due and payable.

          (b) Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises (without being liable for prosecution or any claim for damages therefor) and relet the Leased Premises on behalf of Tenant and receive directly the rent of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises and to reimburse Landlord on demand for any losses, costs, and expenses, including without limitation, reconfiguration expenses, rental concessions and other inducements to new tenants, advertising costs or broker's commissions, which Landlord may incur or suffer as a result of Tenant's default or in reletting the Leased Premises. Tenant further agrees to reimburse Landlord for any expenditures made by it for remodeling or repairs necessary in order to relet the Leased Premises. In the event Landlord is successful in reletting the Leased Premises at a rental in excess of that agreed to be paid by Tenant pursuant to this Lease, Landlord and Tenant agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

          (c) Landlord may enter upon the Leased Premises (without being liable for prosecution or any claim for damages therefor) and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any losses, costs and expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph, whether caused by the negligence of Landlord or otherwise.

          (d) Landlord may pursue any remedy provided at law or in equity.

          (e) Landlord shall have no duty to relet the Premises, and the failure of Landlord to do so shall not release or affect Tenant's liability for Rentals and other charges due hereunder or for damages.

          (f) No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action shall be construed as an election by Landlord to terminate Tenant's right to possession under this Lease unless a written notice of such intention is given by Landlord to Tenant. Notwithstanding any such reletting without termination. Landlord may at any time thereafter elect to terminate this Lease and Tenant's right to possession hereunder.

     28. TERMINATION OF OPTIONS: If there exist any options or special rights which Landlord may have granted Tenant under this Lease including, but not limited to, options or rights regarding extensions of the Lease term, expansion of the Leased Premises, or acquisition of any other interest in the Leased Premises or the Building, then all such options and rights are independent of the leasehold estate hereby granted to Tenant by Landlord. Landlord and Tenant agree and acknowledge that the negotiated consideration for any such options or special rights is Tenant's entry into this Lease and that no portion of any sums due and payable by Tenant to Landlord hereunder is attributable thereto. In addition to, and not in lieu of, the above remedies of Landlord for Tenant's default, any and all such options or special rights shall be automatically terminated upon the occurrence of the following events:

          (a) Tenant shall have failed to pay when due any installment of Rent or other sums payable under this Lease for any three (3) consecutive months during the Lease term or any renewal or extension thereof, or for any five (5) months during the Lease term or any renewal or extension thereof, whether or not said defaults are cured by Tenant; or

          (b) Tenant shall have received two (2) or more notices of default under Paragraph 26(c) above with respect to any other covenant of this Lease, whether or not such default(s) is/are cured; or

          (c) Tenant shall have committed or suffered to exist any other event of default described under Paragraph 26 above, whether or not such default is cured by Tenant.

     29. WAIVER OF DEFAULT OR REMEDY: Failure of Landlord to declare a default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not be waiver of the default. Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraphs 27 or 28 above shall not preclude pursuit of any one or more of the other remedies provided therein or elsewhere in this Lease provided by law, nor shall pursuit of any remedy be a forfeiture or waiver of any Rent or damages accruing to Landlord by reason of the violation of any of the terms of this Lease. Failure by Landlord to enforce one or more of its remedies upon an event of default shall not be construed as a waiver of the default or of any other violation or breach of any of the terms contained in this Lease.

     30. ATTORNEY'S FEES: In the event any litigation arises hereunder, it is specifically stipulated that this Lease shall be interpreted and construed according to the laws of the State in which the Leased Premises are located. Further, the prevailing party in any such litigation between the parties shall be entitled to recover, as a part of its judgement, reasonable attorney's fees.

     31. HOLDING OVER: Tenant will, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease and if the parties do not otherwise agree, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five
(5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. Further, all of the terms and provisions of this Lease shall be applicable during the hold over period, except that Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any hold over, an amount equal to one and one-half times (1-1/2) the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period, plus all additional rental and other sums due hereunder. If Tenant shall fail immediately to surrender possession of the Leased Premises to Landlord upon termination of this Lease, by lapse of time or otherwise, and Landlord has not agreed to such continued possession as above provided, then, until Landlord can dispossess Tenant under the terms hereof or otherwise, Tenant shall pay Landlord from time to time upon demand, as Base Rent for the period of any such holdover, an amount equal to twice the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period, plus all additional rental and other sums due hereunder. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed by the parties. The preceding provisions of this Paragraph shall not be construed as Landlord's consent for Tenant to hold over.

     32. RIGHTS OF MORTGAGEE: Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing or hereafter to exist with respect to the Leased Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such additional instruments subordinating this Lease as Landlord or the holder of any such mortgage, deed of trust, or lien may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises. Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms and conditions of this Lease for the balance of the remaining lease term, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease. Tenant further agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Such attornment shall be effective without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Each such holder of any mortgage, deed of trust, or lien, and each such Purchaser, shall be a third-party beneficiary of the provisions of this Paragraph.

     33. ESTOPPEL CERTIFICATES: Tenant agrees to furnish within ten (10) days, from time to time, upon request of Landlord or Landlord's mortgagee, a statement certifying that Tenant is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against Rent; the Rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee.

     34. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Leased Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease shall nevertheless remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

     35. REAL ESTATE COMMISSION: Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no other broker, agent, or other person brought about this transaction other than The Weitzman Group and JSC Realty Services, Inc.; and Tenant agrees
           ------------------------------------------------
to indemnify and hold Landlord harmless from and against any claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

     36. EXPANSION: If during the term of this Lease, Tenant occupies, under a new written Lease with Landlord, space of a size substantially larger than the present Leased Premises within any development owned by Landlord, this Lease shall be terminated upon execution of the Lease for such substitute space. Notwithstanding the above-stated, Tenant shall remain obligated to pay for any Rents or other sums due Landlord as a result of Tenant's tenancy hereunder, and such obligation shall survive the termination of this Lease pursuant to this Paragraph 36.

     37. MECHANIC'S LIENS: Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the Rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon. Tenant further agrees to save and hold Landlord harmless from any and all loss, cost, or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease. Under no circumstances shall Tenant be or hold itself out to be the agent or representative of Landlord with respect to any alteration of the Leased Premises whether or not consented to or approved by Landlord hereunder.

     38. ENTIRE AGREEMENT, AND LIMITATION OF WARRANTIES: It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties and that there are and were no verbal representations, warranties, understandings, stipulations, agreements, or promises pertaining to this Lease not incorporated in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability or fitness or of any other kind arising out of this Lease and that Tenant's acceptance of the Leased Premises shall be "as is". It is likewise agreed that this Lease may not be altered, waived, amended, or extended except by an instrument in writing signed by both Landlord and Tenant. Not in limitation upon the foregoing, Landlord agrees that to the extent assignable, all warranties, if any shall exist, from contractors or suppliers with respect to the improvements to the Leased Premises hereunder are hereby assigned to Tenant.

     39. MISCELLANEOUS:

          (a) Words of any gender used in this Lease shall be held and construed to include any other gender; and words in the singular number shall be held to include the plural, unless the context otherwise requires.

          (b) Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization and power of such party to enter into this Lease.

          (c) The captions inserted in this Lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of this Lease or any provision hereof, or in any way affect the interpretation of this Lease.

          (d) If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be effected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (e) Because the Leased Premises are on the open market and are presently being shown, this Lease shall be treated as an offer to lease only. Unless and until this Lease is accepted by Landlord and Tenant in writing and a fully executed copy delivered to both parties, this offer is subject to withdrawal or non-acceptance by Landlord and the Leased Premises may be leased to another party or used for another purpose by Landlord without notice.

          (f) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (g) If the Commencement Date shall be determined under Paragraphs 4(b) or (c) of this Lease, Landlord and Tenant shall enter into an agreement in recordable form setting forth the Commencement Date and Termination Date of the Lease term.

          (h) In the event that Tenant shall fail to perform any duty or obligation hereunder, whether maintenance, repair or replacement of the Leased Premises, maintenance of insurance, or otherwise, then Landlord may, but shall in no event be obligated to, without notice of any kind, take such actions as Landlord deems necessary or appropriate to remedy such Tenant failure, and any sums expended by Landlord and fair end just compensation for the time and effort of Landlord shall be deemed additional Rental hereunder due end payable by Tenant on demand.

          (i) If Tenant shall fail to pay, when the same is due and payable, any Rent, any additional Rent, or any other sum due hereunder, such unpaid amount shall bear interest from the due date thereof to the date of payment at the highest non-usurious rate permitted by applicable law.

          (j) Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, nor a member of a joint venture with Tenant.

          (k) Tenant shall not record this Lease without the prior written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation.

          (l) Time is of the essence in the performance of all the covenants, conditions, and agreements contained in this Lease.

          (m) Any duty, obligation, or debt and any right or remedy arising hereunder and not otherwise consumated and/or extinguished by the express terms hereof at or as of the time of termination of this Lease, whether at the end of the term hereof or otherwise, shall survive such termination as continuing duties, obligations, and debts of the obligated party to the other or continuing rights and remedies of the benefitted party against the other.

          (n) This Agreement may be executed in one or more counterparts, each of which counterparts shall for all purposes be deemed to be an original; but all such counterparts together shall constitute but one instrument.

          (o) Attached hereto, marked Exhibit "A" through Exhibit "E", are
                                               -                   -
certain exhibits to this Lease all of which are hereby incorporated herein by reference.

          (p) Tenant shall be allowed early occupancy of the Leased Premises upon full lease execution by Landlord and Tenant for the purpose of move in set up. All terms and conditions of the Lease shall be in full force and effect upon Tenant taking occupancy with the exception of Base rent. Base Rent shall begin on the Commencement Date as stated in Paragraph 4.

     40. NOTICE:

          (a) All Rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below or any other address Landlord may specify from time to time by written notice delivered to Tenant.

          (b) All payments, if any, required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below or at any other address within the United States as Tenant may specify from time to time by written notice.

          (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, or return receipt requested, addressed to the parties at the respective addresses set out below or such other address as hereinafter specified by notice given in accordance with this paragraph.

LANDLORD:                                   TENANT:

Valley View Tech, Inc.                      Monitronics International, Inc.

EXECUTED by Landlord and Tenant on the date below stated as their respective Dates of Execution.

LANDLORD:                                   TENANT:

Valley View Tech, Inc.                      Monitronics International, Inc.
c/o Madison Group                           2300 Valley View Lane, Suite 300
6116 North Central Expwy, Suite 901         Farmers Branch, TX
Dallas, TX 75206-5130
214-739-2442


By: /s/ John D. Gourley                     By: /s/ James R. Hull
    -------------------------------             --------------------------------
    John D. Gourley                             James R. Hull

Its: Vice President                         Its: Chief Executive Officer

Date: 3-18-98                               Date: 3/17/99

                                   EXHIBIT "A"

                               LEGAL DESCRIPTION
                               -----------------

Building three (3) situated in Black two (2), Valley View Place Addition, 4th installment, City of Farmers Branch, Dallas County, Texas. Otherwise known as 2300 Valley View Lane, Valley View Tech Center l, suite 300.

                                   EXHIBIT "B"

                             LEASEHOLD IMPROVEMENTS
                             ----------------------

Tenant accepts premises in its "As Is" condition, except that Landlord shall inspect (and repair if necessary) the heating, ventilation and air conditioning units (HVAC). Landlord shall warrant the HVAC units through July 31, 1999, provided that Tenant provides Landlord with written evidence that it has entered into a preventative maintenance contract, as required by paragraph 7(d) of this lease. Landlord's warranty shall become null and void if Tenant fails to follow the provisions of paragraph 7(d).

Leasehold Improvements: Beginning upon full lease execution and provided Tenant is not in default of any term, condition or covenant in the Lease, Landlord will provide a fifty thousand and no/100 dollars ($50,000.00) construction allowance for interior modifications to the Tenant's Leased Premises. Such construction allowance will be based on floor plans approved in writing by Landlord. Tenant will provide Landlord receipts for the $50,000.00 no later than August 31, 1999, all at one time, along with full lien waiver releases from each contractor on the job, and Landlord will reimburse Tenant in one (1) lump sum payment within thirty (30) days upon receipt of same.

Tenant at its expense is responsible for obtaining a Certificate of Occupancy.

                                      [MAP]

                                      [MAP]

Landlord acknowledges that Tenant, at Tenant's expense will need to bore under the pavement to lay conduit for fiber optic cabling. Specifically, the conduit will run from the dirt bed from the northwest corner of Suite 230 (building #2) north to the dirt bed on the west side of Suite 300 which is the rear of building #3. See site plan above. Tenant will repair the affected area of the parking lot at its expense, to Landlord's satisfaction.

No warranty or representative, expressed or implied, is made as to the accuracy of information contained herein and same is submitted subject to errors, omissions, change of price or other conditions, or withdrawal without notice. Dimensions shown on drawing are approximate. Tenant should verify measurements if and where room dimensions are critical.

                                   EXHIBIT "C"

                                 RENEWAL OPTION
                                 --------------

Provided that at the end of the primary term of this Lease, Tenant not being in default of any term, condition or covenant contained in this Lease, Tenant (but not any assignee or sublessee) shall have the right and option to renew this Lease by written notice to Landlord (by registered mail, return receipt requested) no later than one hundred eighty (180) days prior to the expiration of the primary term, for the additional term of Sixty (60) months, under the same terms, conditions and covenants contained herein except:

1. Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

2. The Base Rental for the Renewal term shall be equal to prevailing rental rates for properties of equivalent quality, size, utility and location.

                                   EXHIBIT "D"
                              RULES AND REGULATIONS
                              ---------------------

          The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord's ability, orderly, clean and desirable Leased Premises, building and parking facilities for the tenants therein and to regulate conduct in and use of Leased Premises, the building and parking facilities in such a manner as to minimize interference by others in the proper use of Leased Premises by Tenant. In the following Rules and Regulations, all references to Tenant include not only the Tenant, but, also, Tenant's agents, servants, employees, invitees, licensees, visitors, assignees, and/or sublessees:

1. Tenant shall not block or obstruct any of the entries, passages, doors, hallways, or stairways of building or parking area, or place, empty, or throw any rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenants.

2. Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises, building, or parking facilities regardless of how or when loss occurs.

3. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

4. Tenant shall permit Landlord, during the six (6) months prior to the termination of this lease to show Leased Premises during business or non-business hours to prospective lessees and to advertise Leased Premises for rent.

5. Any additional keys required by Tenant during the term of this lease shall be requested from Landlord and shall be paid for by Tenant upon delivery of keys to premises. In the event new locks are requested by Tenant, then all costs associated with such request (including hardware, installation and keys) shall be paid by Tenant.

6. The common parking facilities are available for use by any and all Tenants. Landlord reserves the right to assign or allocate parking in the event of conflicts, abuse or improper use of these common parking facilities. It is generally understood that any Tenant should utilize only those parking spaces immediately adjacent to that Tenant's specific Leased Premises. Tenant
                                                                ------
acknowledges that its pro rata share of the parking is 30 parking spaces
------------------------------------------------------------------------
(Intentionally Deleted) parking spaces in the front of the Leased Premises (Intentionally Deleted) Tenant agrees not to violate its' pro rata share of the parking. Tenant at its expense may mark ten (10) spaces for its use in front of the Leased Premises. Tenant acknowledges that Landlord is not required to "police" the parking areas.

          Proper use of the common parking facilities is deemed to be that use which is occasioned by the normal in and out traffic required by the Tenant, in the normal course of the Tenant's business operations.

          Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any Leased Premises, or in any way a general nuisance or hazard are subject to removal, without notice by Landlord's designated wrecker and towing service. All costs associated with such removal shall be at the Tenant's/Vehicle Owner's expense.

7. Tenant shall not use the building, Leased Premises, or parking facilities for housing, lodging, or sleeping purposes without express consent of Landlord in writing.

8. No birds or animals shall be brought into or kept in or about the Premises or any other part of the Building.

9. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to, and at the expense of Tenant.

          Tenant shall not place anything, or allow anything to be placed, near the glass of any window, door, partition, or wall which may appear unsightly from outside the Leased Premises; Tenant shall not, without prior written consent of Landlord, cause or otherwise sunscreen any window.

10. Tenant shall not use or keep in the Leased Premises or in the Building, any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupant of the Building by reason of notice, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds brought in or kept in or about the Leased Premises or the Building.

12. The following acts shall not be allowed or suffered to be done or conditions to exist upon the Leased Premises or any part thereof:

          a. Any violation of any federal, state, or municipal statute or ordinance or any regulation, order, or directive, of a governmental agency, as such statutes, ordinances, regulation, orders, or directives now exist or may hereafter provide, concerning the use and safety of the Leased Premises.

          b. Any violation of any certificate of occupancy covering or affecting the use of the Leased Premises or any part hereof.

          c.   Any public or private nuisance.

          d. The display or distribution of drug paraphernalia,, or sexual paraphernalia, except as the same may be legally dispensed by a physician or surgeon, dentist or pharmacist, duly licensed to practice such profession.

          e. The sale or dispensing of alcoholic beverages, except as the same may be incidental to the permitted use of the Leased Premises, as provided in the Lease Agreement.

          f. The sale or dispensing of alcoholic beverages on all other portions of the real property conveyed hereunder, except as the same shall be only incidental to any business, including restaurants, hotels or delicatessens which may be hereafter located on said other portions of the real property hereby conveyed.

          g. The showing, displaying, viewing, renting or selling of movie films which would be classified rated as "X-rated" under present standards or criteria for such classification and rating; and provided, that insofar as movie films, whether present or future are shown, displayed, viewed, rented, or sold upon the said real property, preference shall be given to those films which meet the standards and criteria presently existing for classification and rating as "G rated" or "PG rated".

          h.   Gambling.

          i. The establishment or maintenance of a bawdy house, bar, nightclub or tavern.

                                   EXHIBIT "E"

     HAZARDOUS SUBSTANCES, TENANT'S COMPLIANCE WITH APPLICABLE REQUIREMENTS
     ----------------------------------------------------------------------
                             AND COMPLIANCE WITH LAW
                             -----------------------

1.0  Hazardous Substances

          (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence; use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is either; (i) potentially injurious to the public health, safety or welfare, the environment, or the Leased Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by products thereof, Tenant shall not engage in any activity in or about the Leased Premises which constitutes a Reportable Use (as hereinafter defined)of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 2.0). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority, and (iii) the presence in, on or about the Leased Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Leased Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the permitted use (as specified in paragraph 11), so long as such use is not a Reportable Use and does not expose the Leased Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Premises and the environment against damage, contamination or injury and/or liability therefor, including but no limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Leased Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (b) Duty to inform Lessor, if Tenant knows or had reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Leased Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application permit, business plan, license, claim, action or proceeding given to or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Leased Premises, Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, or under or about the Leased Premises (including, without limitation, through the plumbing or sanitary sewer system).

          (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground Landlord, if any and the Leased Premises, harmless from and against any and all damages, liabilities, judgements, costs claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Leased Premises by or for Tenant or by anyone under Tenant's control. Tenant's obligations under this Paragraph 1.0(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultant's and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

2.0 Tenants' Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements", which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the manner to the Leased Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Leased Premises, including soil and groundwater conditions and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect, Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registration, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, compliant or report pertaining to or involving failure by Tenant or the Leased Premises to comply with any Applicable Requirements.

3.0 Inspection; Compliance with Law. Tenant, Landlord's agents, employees, contractors and designated representative, and the holders of any mortgages, deeds of trust or ground leases on the Leased Premises ("Lenders") shall have the right to enter the Leased Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Leased Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements (as defined in Paragraph 2.0) and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Leased Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination, in such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.